UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2011

SKYPEOPLE FRUIT JUICE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-32249	98-0222013
(Commission File Number)	(IRS Employer Identification No.)

16F, National Development Bank Tower , No. 2, Gaoxin 1st Road, Xi’an, China	710075
(Address of Principal Executive Offices)	(Zip Code)

011-86-29-88386415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On July 7, 2011, SkyPeople Fruit Juice, Inc., a Florida corporation (the “Company”), filed a civil action against Absaroka Capital and Kevin Barns for libel and tortuous interference with existing and prospective economic advantages in the United States District Court for the District of Wyoming, where Absaroka Capital is based. On July 8, 2011, the Company also issued a press release regarding the filing of civil action.

A copy of the complaint for the above-referenced civil action against Absaroka Capital and Kevin Barns as filed by the Company with the United States District Court for the District of Wyoming is attached as Exhibit 99.1 to this report. A copy of the above-referenced press release is attached as Exhibit 99.2 to this report.

Item 9.01      Financial Statements and Exhibits

99.1	A copy of the complaint for the civil action against Absaroka Capital and Kevin Barns as filed by the Company with the United States District Court for the District of Wyoming
99.2	A copy of the press released dated July 7, 2011 issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      July 8, 2011

SKYPEOPLE FRUIT JUICE, INC.

By: /s/ SPRING LIU
       Spring Liu
       Chief Financial Officer